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                                                                   EXHIBIT 10.23

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into effective as of
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April 30, 1999, between Pointshare Corporation, a Delaware corporation

("Employer"), and R. Scott Wiley ("Employee").
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In consideration of the mutual covenants set forth in this Agreement, Employer, and Employee agree as follows:

     1. Employment. During the term of this Agreement, Employee agrees to serve as Chief Operating Officer, and to perform such duties as may reasonably be assigned to Employee by the President and Chief Executive Officer (the "CEO"), or such other supervisor as may be assigned by the CEO. The CEO, or
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such other supervisor will have the power to direct, control, and supervise (a)
the services that Employee is to perform under this Agreement, (b) the means and manner by which Employee will perform such services, and (c) the time for performing such services; provided, however, that no employment duties or constraints of any kind will be imposed that would require Employee to violate any law, statute, ordinance, rule or regulation now or hereafter in effect.

     2. Term. The term of this Agreement will commence as of April 30, 1999, and subject to earlier termination under the other express provisions of this Agreement, will terminate on October 27, 2000.

     3. Performance of Services. Employee will diligently and competently devote substantially all of his business time, attention, and energies to the performance of his duties under this Agreement and will exert his best efforts to further the business of Employer, to preserve for the benefit of Employer the goodwill of Employer's customers and those who have business relationships with Employer, and to comply with all laws, statutes, ordinances, rules and regulations known to him relating to the services provided by him under this Agreement.

     4. Compensation. Employer will pay to Employee base compensation at a rate of One Hundred Fifty Seven Thousand Five Hundred Dollars ($157,500) per year, payable in periodic installment in accordance with Employer's payroll policies from time to time in effect for personnel at Employee's level.
Employer will be entitled to deduct from the amounts owed Employee under this Agreement any amounts that Employer is required by applicable federal, state, or local law to withhold from an account of employment, income, or other taxes.

     5.  Termination of Agreement Prior to End of Term.

         5.1 Employer will have the right to terminate this Agreement for "Cause," which for purposes of this Agreement will be defined as (a) repeated refusal to carry out directions of the Board with regard to material matters reasonably consistent with Employee's duties; (b) knowing violation of a state or federal law involving the commission of a crime against Employer or a felony;
(c) misuse of alcohol or controlled substances, misrepresentation, deception, fraud, or dishonesty materially injurious to Employer; and (d) any act or omission in willful disregard of the interests of Employer that substantially impairs Employer's goodwill,
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business, or reputation and that, if susceptible of being cured, is not cured by
Employee within thirty (30) days following receipt from Employer of a demand to do so. A failure by Employee, because of illness or other incapacity, to render the services contemplated by this Agreement will not constitute cause.

         5.2 Employer will have the right to terminate this Agreement if Employee fails, because of illness or other incapacity, to render the services contemplated by this Agreement for a period of one hundred twenty (120) consecutive days or any series of shorter periods aggregating one hundred fifty
(150) days in any consecutive period of twelve (12) months ("Disability").
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         5.3 Employee's employment pursuant to this Agreement is "at-will," and
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Employer will have the right to terminate this Agreement at any time, without
"Cause" for any reason or for no reason, with or without notice.
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         5.4 This Agreement will automatically terminate upon the death of the
Employee.

     6. Effect of Termination. Upon termination by Employer of Employee's employment during the term of this Agreement other than for Cause, Disability or death, Employee will be entitled to continue to receive his Base Salary and benefits applicable generally to full-time employees of Employer for six (6) months following such termination. In addition, upon termination by Employer of Employee's employment during the term of this Agreement other than for Cause, Disability or death, any unvested stock options or shares of restricted stock held by Employee as of the date of Employee's termination of employment shall continue to vest for a period of twelve (12) months following such termination date according to the vesting schedule set forth in any agreement between Employee and the Employer governing the issuance to Employee of such securities.

     7. Confidentiality, Inventions, and Noncompetition. Employee agrees to the provisions in the Confidentiality, Inventions, and Noncompetition Agreement executed October 27, 1997, a copy of which is attached hereto as Attachment A.

     8.  Miscellaneous.

         8.1 This agreement will be binding upon and inure to the benefit of Employer, its successors and assigns. This Agreement will be binding upon Employee and his heirs, personal and legal representatives, and guardians, and will inure to the benefit of Employee. Neither this Agreement nor any part hereof or interest herein will be assignable by Employee.

         8.2 The terms and provisions of this Agreement may only be modified or supplemented by a written instrument duly executed by each party hereto.

         8.3 This Agreement will be governed by and enforced and construed in accordance with the laws of the State of Washington.

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         8.4 If either party prevails in any action to enforce its rights under this Agreement, it will recover from the other party its reasonable attorneys' fees and costs, including any fees and costs incurred upon appeal.

         8.5 This Agreement sets forth the entire, integrated understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, written or oral, between Employer and Employee.

         8.6 If any provision of this Agreement, on its face or as applied to any person or circumstance, is or becomes unenforceable to any extent and is not reformed pursuant to this Agreement, the remainder of this Agreement and the application of the provision to any other person, circumstance or extent, will not be affected, and this Agreement will continue in force.

         8.7 Each of the parties hereto will have the right to waive compliance in a particular circumstance with a covenant set forth in this Agreement, but no such waiver will operate as a waiver of compliance with such covenant in any other circumstance or as a waiver of compliance with any other covenant set forth in this Agreement. In any event, no such waiver will be deemed effective unless it is in writing and signed by the party so waiving.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the day and year first set forth above.


     "Employer"                        Pointshare Corporation

                                          /s/ Timothy J. Kilgallon
                                       By ______________________________
                                             Timothy J. Kilgallon
                                             President and CEO

                                          /s/ R. Scott Wiley
     "Employee"                        _________________________________
                                       R. Scott Wiley

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